SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 03/31/2004
FILE NUMBER 811-3826
SERIES NO.: 1

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                     1,835
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                       919
              Class C Shares                       758
              Investor Class                    10,371
              Class K Shares                        44


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 22.27
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 21.94
              Class C Shares                   $ 21.60
              Investor Class                   $ 22.19
              Class K Shares                   $ 20.53